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Exhibit 10.1                      Bank One, Lexington, NA      Tel 606 231 1000
                                  201 East Main Street
                                  Lexington, KY  40502 2002




[BANK 1 ONE LETTERHEAD]





August 12, 1996

Mr. James C. Baughman, Jr.
Chief Financial Officer and Treasurer
Studio Plus Hotels, Inc.
1999 Richmond Road, Suite 4
Lexington, KY  40502

Re: Bank One, Lexington, NA (the "Bank") commitment letter to Studio Plus Hotels, Inc. and Studio Plus Properties, Inc. (collectively the "Borrowers") dated March 6, 1996

Dear Jay,

Pursuant to the terms in the above referenced commitment letter, this letter will serve to provide written notification to extend the Closing Date to November 15, 1996.

Thank you very much for the opportunity to work with you in providing the financing for Studio Plus exciting expansion plans.


Sincerely,



/s/ James D. Taylor
- ---------------------
James D. Taylor
Vice President









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